KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN NORTH AMERICA

CRANBURY, NEW JERSEY – May 9, 2013 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide products sold in North America.

Effective June 1, 2013, or as permitted by contract, prices for all Kronos® titanium dioxide products sold in North America will be increased by 10 cents per pound.

This is a new announcement.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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